UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

COLORADO	86-2416093
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

401 E. Las Olas Blvd #130-321 Fort Lauderdale, FL	33301
(Address of principal executive offices)	(ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock	OTCQB

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file or Regulation A offering statement number to which this form relates (if applicable):

024-11421

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $0.0001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the common stock, par value $0.0001 per share, to be registered by the Registrant, a Colorado corporation, is contained in the sections entitled “Offering Statement”, “Description of Securities to Be Registered”, contained in the prospectus included in the Registrant’s Registration Statement on Form 1-A under the Securities Act of 1933 (File No. 024-11421) as filed with the Securities and Exchange Commission on April 4, 2022 and qualified on April 13, 2022 at 12:00pm Eastern, which description is incorporated herein by reference.

Item 2. Exhibits.

The following is a complete list of exhibits for this Form 8-A that are incorporated by reference from our Form 10-K for the period ended December 31, 2021, filed on April 1, 2022. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.	Description

2.1**	Amended and Restated Articles of Incorporation as filed with the Colorado Secretary of State on January 3, 2021.
2.2**	Statement of Correction of Articles of Incorporation, as filed on January 15, 2021
2.3**	By-laws of Graystone Company, Inc.
4.1**	Form of Subscription Agreement
6.1**	Class B Common Stock Voter Agreement with Anastasia Shishova and Paul Howarth dated January 15, 2021.

_________

*Filed herewith

** Filed as an exhibit to the Company’s Form 1-A/A dated February 19, 2021 (File No. 024-11421) and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE GRAYSTONE COMPANY, INC.

Date: April 14, 2022	By:	/s/ Anastasia Shishova
	Name:	Anastasia Shishova, CEO
(Principal Executive Officer)

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